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                                                                   Exhibit 21.1

                     SUBSIDIARIES OF SUMMIT PROPERTIES INC.

NAME OF SUBSIDIARY                                      STATE OF ORGANIZATION
------------------                                      ---------------------
Summit Properties Partnership, L.P.                           Delaware
Summit Financing, Inc.                                        Maryland
Summit Southwest I, Inc.                                      Maryland
Summit Southwest GP, Inc.                                     Maryland
Nagrom, Inc.                                                Pennsylvania
Summit Management Company                                     Maryland
Summit Apartment Builders, Inc.                                Florida
Stony Point/Summit Limited Partnership                        Virginia
Summit/Belmont Limited Partnership                            Virginia
Henderson/McGuire Partners (Limited Partnership)              Delaware
McGregor/McGuire Limited Partnership                           Florida
Sand Lake Joint Venture                                        Florida
Portofino Place, Ltd.                                          Florida
Foxcroft East Associates                                   North Carolina
Summit Stonefield, LLC                                      Pennsylvania
Summit Southwest, L.P.                                        Delaware
Summit Valley Brook, LLC                                      Delaware
Summit Shiloh, LLC                                             Georgia
Summit Sweetwater, LLC                                         Georgia
Summit Grandview, LLC                                      North Carolina
Summit Grand Parc, LLC                                        Delaware
Summit Roosevelt, LLC                                         Delaware